Exhibit 5.1

January 24, 2013

Corporate Property Associates 17 - Global Incorporated
50 Rockefeller Plaza
New York, New York 10020

Ladies and Gentlemen:

We have acted as counsel to Corporate Property Associates 17 - Global Incorporated, a Maryland corporation (the “Company”), in connection with the offer and sale from time to time by the Company of up to 200,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2007 Distribution Reinvestment and Stock Purchase Plan (the “DRIP Plan”).  The Common Stock will be sold pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate.  As to factual matters relevant to the opinion set forth below, we have, with your permission, relied upon certificates of officers of the Company and public officials.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that the Common Stock has been duly and validly authorized and, when issued and sold in the manner contemplated by the prospectus for the offering of shares of Common Stock included in the Registration Statement and in the manner contemplated by the DRIP Plan, such shares of Common Stock will be legally issued, fully paid and non-assessable under Maryland law.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof.  We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP